Exhibit 99.1

INPHI CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

For the quarterly period ended March 31, 2021

INPHI CORPORATION

CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

INPHI CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$75,367	$103,529
Investments in marketable securities (amortized cost of $17,380 and $62,881 as of March 31, 2021 and December 31, 2020, respectively)	17,596	63,389
Accounts receivable, net	121,807	111,436
Inventories	110,979	111,403
Prepaid expenses and other current assets	10,871	10,137

Total current assets	336,620	399,894
Property and equipment, net	132,351	133,556
Goodwill	181,688	181,688
Intangible assets, net	210,385	231,633
Right of use assets, net	29,723	30,855
Other assets, net	33,916	30,610

Total assets	$924,683	$1,008,236

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$32,145	$36,387
Deferred revenue	4,928	3,281
Accrued employee expenses	14,676	35,627
Other accrued expenses	10,253	11,288
Convertible debt	22,325	58,004
Other current liabilities	32,473	45,930

Total current liabilities	116,800	190,517
Convertible debt	410,785	405,689
Other long-term liabilities	52,555	58,320

Total liabilities	580,140	654,526

Commitments and contingencies (Note 17)
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued	—	—
Common stock, $0.001 par value; 500,000,000 shares authorized; 54,507,972 and 53,381,854 issued and outstanding at March 31, 2021 and December 31, 2020, respectively	55	53
Additional paid-in capital	652,465	654,883
Accumulated deficit	(309,011)	(302,551)
Accumulated other comprehensive income	1,034	1,325

Total stockholders’ equity	344,543	353,710

Total liabilities and stockholders’ equity	$924,683	$1,008,236

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

INPHI CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2021	2020
Revenue	$177,417	$139,430
Cost of revenue	79,884	65,733

Gross profit	97,533	73,697

Operating expenses:
Research and development	70,566	62,693
Sales and marketing	16,621	14,909
General and administrative	10,906	12,392

Total operating expenses	98,093	89,994

Loss from operations	(560)	(16,297)
Interest expense	(7,560)	(8,900)
Loss on early extinguishment of debt	(1,076)	—
Other income, net	4,031	4,956

Loss before income taxes	(5,165)	(20,241)
Provision for income taxes	1,295	45

Net loss	$(6,460)	$(20,286)

Earnings per share:
Basic	$(0.12)	$(0.44)
Diluted	$(0.12)	$(0.44)
Weighted-average shares used in computing earnings per share:
Basic	53,785,307	46,026,095
Diluted	53,785,307	46,026,095

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

INPHI CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(in thousands)

	Three Months Ended March 31,
	2021	2020
Net loss	$(6,460)	$(20,286)
Other comprehensive income (loss):
Available for sale investments:
Change in unrealized gain or loss	(291)	(895)

Comprehensive loss	$(6,751)	$(21,181)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

INPHI CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands, except share amounts)

Three Months Ended March 31, 2021

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stock- holders’ Equity
	Shares	Amount
Balance at December 31, 2020	53,381,854	$53	$654,883	$(302,551)	$1,325	$353,710
Issuance of common stock from exercise of stock options	22,515	—	354	—	—	354
Issuance of common stock from restricted stock unit grant and market value stock units, net of shares withheld for tax	495,840	1	(61,981)	—	—	(61,980)
Issuance of common stock from employee stock purchase plan purchases	52,934	—	5,642	—	—	5,642
Proceeds from Capped Call 2016	—	—	3,745	—	—	3,745
Impact of Convertible Notes 2016 retirement	554,829	1	19,687	—	—	19,688
Stock-based compensation expense	—	—	30,135	—	—	30,135
Net loss	—	—	—	(6,460)	—	(6,460)
Other comprehensive loss, net	—	—	—	—	(291)	(291)

Balance at March 31, 2021	54,507,972	$55	$652,465	$(309,011)	$1,034	$344,543

Three Months Ended March 31, 2020

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stock- holders’ Equity
	Shares	Amount
Balance at December 31, 2019	45,909,466	$46	$587,862	$(242,807)	$1,500	$346,601
Issuance of common stock from exercise of stock options	103,318	—	995	—	—	995
Issuance of common stock from restricted stock unit grant, net of shares withheld for tax	60,651	—	(2,490)	—	—	(2,490)
Issuance of common stock from employee stock purchase plan purchases	74,896	—	4,112	—	—	4,112
Stock-based compensation expense	—	—	24,029	—	—	24,029
Net loss	—	—	—	(20,286)	—	(20,286)
Other comprehensive loss, net	—	—	—	—	(895)	(895)

Balance at March 31, 2020	46,148,331	$46	$614,508	$(263,093)	$605	$352,066

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

INPHI CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net loss	$(6,460)	$(20,286)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	30,988	29,470
Stock-based compensation	30,135	24,029
Deferred income taxes	731	18
Accretion of convertible debt and amortization of debt issuance costs	5,785	7,391
Net unrealized loss (gain) on equity investments	(3,427)	932
Realized gain on an equity investment	—	(4,999)
Amortization of premium (discount) on marketable securities	20	(85)
Loss on termination of software lease contracts	—	3,370
Loss on early extinguishment of debt	1,076	—
Other noncash items	(144)	(74)
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(10,371)	(2,283)
Inventories	424	(2,663)
Prepaid expenses and other assets	(312)	20,016
Income tax payable/receivable	562	33
Accounts payable	(4,825)	1,682
Accrued expenses	(8,046)	(16,339)
Deferred revenue	1,647	(5,114)
Other liabilities	(7,575)	(87)

Net cash provided by operating activities	30,208	35,011

Cash flows from investing activities
Purchases of property and equipment	(7,033)	(13,445)
Purchases of marketable securities	—	(6,853)
Sales of marketable securities	26,158	1,088
Maturities of marketable securities	19,570	12,072
Purchases of intangible assets	(193)	—
Purchase of an equity investment	(500)	(5,000)
Proceeds from eSilicon investment	—	14,999
Acquisitions of business, net of cash acquired	—	(206,590)

Net cash provided by (used in) investing activities	38,002	(203,729)

Cash flows from financing activities
Proceeds from exercise of stock options	337	983
Proceeds from employee stock purchase plan purchases	5,642	4,112
Payments for Convertible Notes 2016 retirement	(17,757)	—
Payment of obligations related to equipment financing	(40)	(98)
Payment of obligations related to purchase of intangible assets	(11,952)	(15,947)
Proceeds from Capped Call 2016	3,745	—
Minimum tax withholding paid on behalf of employees for net share settlement	(76,347)	(3,036)

Net cash used in financing activities	(96,372)	(13,986)

Net decrease in cash and cash equivalents	(28,162)	(182,704)
Cash and cash equivalents at beginning of period	103,529	282,723

Cash and cash equivalents at end of period	$75,367	$100,019

INPHI CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2021	2020
Supplemental cash flow information:
Interest paid	$979	$1,399
Income taxes paid	83	586
Supplemental disclosure of non-cash investing and financing activities:
Software license intangible assets	347	94
Settlement of net receivable from eSilicon as part of purchase consideration	—	5,250
Purchase of marketable securities not paid	—	5,167
Conversion of convertible debt to common stock	19,796	—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

INPHI CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands except share and per share amounts)

1. Organization and Basis of Presentation

Inphi Corporation (the “Company”), a Delaware corporation, was incorporated in November 2000. The Company is a fabless provider of high-speed analog and mixed signal semiconductor solutions for the communications and cloud markets. The Company’s semiconductor solutions are designed to address bandwidth bottlenecks in networks, maximize throughput and minimize latency in computing environments and enable the rollout of next generation communications and cloud infrastructures. In addition, the semiconductor solutions provide a vital high-speed interface between analog signals and digital information in high-performance systems such as telecommunications transport systems, enterprise networking equipment and data centers.

On January 10, 2020, the Company completed the acquisition of eSilicon Corporation (“eSilicon”) for $214,644. The revenue and expenses of eSilicon from January 10, 2020 onwards are included in the condensed consolidated statements of operations.

On May 18, 2020, the Company purchased certain assets and rights of Arrive Technologies, Inc. (“Arrive”) for $20,141. The revenue and expenses related to this purchase from May 18, 2020 onwards are included in the condensed consolidated statements of operations.

The interim unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information. They do not include all of the information and footnotes required by GAAP for complete financial statements. Therefore, these interim unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2020, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 25, 2021.

The interim condensed consolidated financial statements included herein are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to state fairly the Company’s consolidated financial position as of March 31, 2021, its consolidated results of operations, stockholders’ equity and cash flows for the three months ended March 31, 2021 and 2020. The results of operations for the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for future quarters or the full year.

2. Recent Accounting Pronouncements

In December 2019, the FASB issued guidance that simplifies the accounting for income taxes as part of FASB’s overall initiative to reduce complexity in accounting standards. Amendments include removal of certain exceptions to the general principles of ASC 740, Income Taxes, and simplification in general other areas such as accounting for a franchise tax (or similar tax) that is partially based on income. The guidance was effective for fiscal years beginning after December 15, 2020. The Company adopted this guidance on January 1, 2021. The adoption of this standard did not have a material impact on the Company’s condensed consolidated financial statements.

In August 2020, the FASB issued guidance that simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The guidance will reduce the number of accounting models for convertible debt instruments and convertible preferred stock. This will result in fewer embedded conversion features being separately recognized from the host contract compared with current GAAP. More convertible debt instruments will be reported as a single liability instrument, and more convertible preferred stock will be reported as a single equity instrument with no separate accounting for embedded conversion features. The FASB also made changes to the disclosures for convertible instruments and earnings-per-share guidance. The guidance will be effective for fiscal years beginning after December 15, 2021, though early adoption is permitted. The Company is currently evaluating the impact that this new guidance will have on its consolidated financial statements.

3. Acquisitions

eSilicon

On January 10, 2020, the Company completed the acquisition of eSilicon for approximately $214,644. The Company acquired eSilicon to accelerate the Company’s roadmap in developing electro-optics solutions for cloud and telecommunications customers. An amount of $10,000 was placed in an escrow fund for up to 36 months in certain circumstances following the closing for the satisfaction of certain potential indemnification claims. The condensed consolidated financial statements include the results of operations of eSilicon from the acquisition date.

INPHI CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands except share and per share amounts)

The acquisition has been accounted for using the purchase method of accounting, which requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. The Company allocated the purchase price to tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The fair value of identifiable intangible assets acquired was based on estimates and assumptions made by management at the time of acquisition.

The following table summarizes the purchase price allocation as of the acquisition date:

Cash	$704
Restricted cash	2,100
Accounts receivable	5,750
Inventories	21,086
Prepaid expenses and other current assets	21,012
Property and equipment	7,106
Intangible assets	148,720
Right of use asset	1,022
Other noncurrent assets	252
Accounts payable	(9,105)
Accrued expenses	(25,060)
Deferred revenue	(7,501)
Other current liabilities	(13,886)
Other liabilities	(3,567)

Total identifiable net assets	$148,633
Goodwill	66,011

Net assets acquired	$214,644

As of the acquisition date, the fair value of receivables, other assets, accounts payable, accrued expenses and other liabilities approximated the book value acquired.

The following table summarizes the estimated fair value of intangible assets and their estimated useful lives as of the date of acquisition:

	Estimated Fair Value	Estimated Useful Life (Years)
Contract manufacturing rights	$105,160	5.0
Developed technology	33,630	8.0
Software	9,930	0.5 to 2.0

	$148,720

Developed technology was valued using the multi-period excess earnings method under the income approach. This method involves discounting the direct cash flows expected to be generated by the technologies over their remaining lives, net of returns on contributory assets. The estimated useful life was determined based on the technology cycle related to product family and its expected contribution to forecasted revenue. Contract manufacturing rights were valued using a multi-period excess earnings method, which involved discounting the direct cash flow expected to be generated by these rights over their remaining economic lives, net of returns on contributory assets. The estimated useful life was determined to be five years based on the estimated life of the product, assuming that the existing customers will remain with the Company until the product becomes obsolete. The cash flows for the two intangible assets were distinctly separate and bifurcated for the purposes of the valuation of each asset. Management applied significant judgment in estimating the fair value of developed technology and the contract manufacturing rights intangible assets acquired, which involved the use of significant estimates and assumptions with respect to the timing and amounts of the future revenue cash flows and revenue growth rates.

Goodwill is calculated as the excess of the consideration transferred over the net assets recognized and is attributable to the workforce of eSilicon, the Company’s going concern value with the opportunity to leverage its workforce to develop new technologies and the ability of the Company to grow the business faster and more profitable than was possible by eSilicon as a stand-alone company. Goodwill is not amortized and is not deductible for tax purposes.

INPHI CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands except share and per share amounts)

The Company incurred acquisition costs of $1,550, of which $1,015 was incurred during the year ended December 31, 2019 and $535 was incurred during the three months ended March 31, 2020. The acquisition costs were included in general and administrative expense in the condensed consolidated statement of operations for the three months ended March 31, 2020.

eSilicon contributed revenue of $18,673 and pre-tax loss of $13,995 for the period from January 10, 2020 to March 31, 2020.

Prior to the acquisition, the Company owned a minority equity interest in eSilicon. The fair value of the equity interest immediately before the acquisition date was $14,999, which resulted in a gain of $4,999 and was included in Other income, net in the condensed consolidated statement of operations for the three months ended March 31, 2020. The fair value was determined based on the proceeds received as a holder of eSilicon’s preferred stock.

Arrive

On May 18, 2020, the Company purchased certain assets and rights of Arrive for $20,141. The Company acquired Arrive for the purpose of expanding its presence into strategic geographic regions for talent acquisition. An amount of $3,000 was withheld by the Company for 12 months following the closing for the satisfaction of certain potential indemnification claims. The condensed consolidated financial statements include the results of operations of Arrive from the acquisition date.

The acquisition has been accounted for using the purchase method of accounting, which requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. The Company allocated the purchase price to tangible and intangible assets acquired based on their estimated fair values. The fair value of the identifiable intangible asset acquired was based on estimates and assumptions made by management at the time of acquisition.

The following table summarizes the purchase price allocation as of the acquisition date:

Inventories	$126
Developed technology	8,840

Total identifiable net assets	8,966
Goodwill	11,175

Net assets acquired	$20,141

The estimated fair value of developed technology was $8,840 with an estimated useful life of five years. The developed technology was valued using the multi-period excess earnings method under the income approach. This method involves discounting the direct cash flows expected to be generated by the technologies over their remaining lives, net of returns on contributory assets. The estimated useful life was determined to be five years based on the estimated life of the product, assuming that the existing customers will remain with the Company until the product becomes obsolete.

Goodwill is calculated as the excess of the consideration transferred over the net assets recognized and is attributable to the workforce of Arrive, the Company’s going concern value with the opportunity to leverage its workforce to develop new technologies and the ability of the Company to grow the business faster and more profitable than was possible by Arrive as a stand-alone company. Since this is an asset purchase agreement, the goodwill is amortized and is deductible for tax purposes.

Pro Forma Information

The following unaudited pro forma financial information presents a summary of the Company’s condensed consolidated results of operations for the three months ended March 31, 2020, assuming the eSilicon and Arrive acquisitions have been completed as of January 1, 2019. The pro forma information includes adjustments to revenue, amortization and depreciation for intangible assets and property and equipment acquired and amortization of the purchase accounting effect on inventory acquired from eSilicon.

Pro forma financial information for the three months ended March 31, 2020 (unaudited):
Revenue	$144,664
Net loss	(26,198)

INPHI CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands except share and per share amounts)

The unaudited pro forma financial information was prepared using the acquisition method of accounting and are based on the historical financial information of the Company, eSilicon and Arrive, reflecting the results of operations for the three months ended March 31, 2020. The unaudited pro forma financial information is not necessarily indicative of what the Company’s consolidated results of operations actually would have been had the Company completed the acquisitions as of the beginning of the period presented. In addition, the unaudited pro forma financial information does not purport to project the future results of operations of the combined company nor do they reflect the expected realization of any cost savings associated with the acquisitions.

4. Investments

The following table summarizes the investments in marketable securities by investment category:

	March 31, 2021		December 31, 2020
	Cost	Fair Value	Cost	Fair Value
Available-for-sale securities:
Municipal bonds	$2,895	$2,945	$18,844	$18,940
Corporate notes/bonds	14,485	14,651	39,138	39,546
Asset backed securities	~~—~~ 	~~—~~ 	2,500	2,504
Commercial paper	~~—~~ 	~~—~~ 	2,399	2,399

Total investments	$17,380	$17,596	$62,881	$63,389

As of March 31, 2021, there were no investments that had an unrealized loss position. The Company reviews the investments to identify and evaluate investments that have an indication of possible other-than-temporary impairment. Factors considered in determining whether a loss is other-than-temporary include the extent to which fair value has been less than the cost basis, the financial condition and near-term prospects of the investee, and the intent and ability to hold the investment for a period of time sufficient to allow for any anticipated recovery in market value.

The contractual maturities of available-for-sale securities at March 31, 2021 are presented in the following table:

	Cost	Fair Value
Due in one year or less	$17,380	$17,596

The Company has a marketable equity investment in a company located in Taiwan. The fair value of the investment and unrealized loss as of March 31, 2021 was $1,649 and $345, respectively. The fair value of the investment and unrealized loss as of December 31, 2020 was $1,871 and $123, respectively. This investment is included in Other assets, net in the condensed consolidated balance sheets.

The Company has non-marketable equity investments in privately held companies without readily determinable market values. The Company adjusts the carrying value of non-marketable equity investments to fair value upon observable transactions for identical or similar investments of the same issuer or impairment (referred to as the measurement alternative). All gains and losses on non-marketable equity investments, realized and unrealized, are recognized in Other income, net in the condensed consolidated statements of operations. As of March 31, 2021, non-marketable equity investments had a carrying value of approximately $27,741, of which $8,648 was remeasured to fair value based on an observable transaction during the three months ended March 31, 2021. As of December 31, 2020, non-marketable equity investments had a carrying value of $23,593. These investments are included in Other assets, net in the condensed consolidated balance sheets. An unrealized gain of $3,648 was recorded in Other income and included as an adjustment to the carrying value of non-marketable equity investments for the three months ended March 31, 2021.

5. Inventories

Inventories consist of the following:

	March 31, 2021	December 31, 2020
Raw materials	$47,711	$50,626
Work in process	33,887	33,946
Finished goods	29,381	26,831

	$110,979	$111,403

INPHI CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands except share and per share amounts)

6. Property and Equipment, net

Property and equipment consist of the following:

	March 31, 2021	December 31, 2020
Laboratory and production equipment	$199,833	$195,132
Office, software and computer equipment	49,516	47,656
Furniture and fixtures	3,574	3,566
Leasehold improvements	20,613	20,338

	273,536	266,692
Less accumulated depreciation and amortization	(141,185)	(133,136)

	$132,351	$133,556

Depreciation and amortization expense of property and equipment for the three months ended March 31, 2021 and 2020 was $8,261 and $6,880, respectively.

As of March 31, 2021 and December 31, 2020, computer software costs included in property and equipment were $8,472 and $8,367, respectively. Amortization expense of capitalized computer software costs was $187 and $250 for the three months ended March 31, 2021 and 2020, respectively.

Property and equipment not yet paid in cash as of March 31, 2021 and 2020 was $4,354 and $2,158, respectively.

7. Intangible Assets

The following table presents details of intangible assets:

	March 31, 2021			December 31, 2020
	Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net
Developed technology	$229,270	$158,178	$71,092	$229,270	$151,529	$77,741
Customer relationships	70,540	43,568	26,972	70,540	41,136	29,404
Contract manufacturing rights	98,749	24,144	74,605	98,749	19,207	79,542
Trade name	2,310	2,113	197	2,310	2,044	266
Patents	1,579	1,132	447	1,579	1,109	470
Software	78,584	41,512	37,072	78,547	34,337	44,210

	$481,032	$270,647	$210,385	$480,995	$249,362	$231,633

The following table presents amortization of intangible assets for the three months ended March 31, 2021 and 2020:

	Three Months Ended March 31,
	2021	2020
Cost of goods sold	$11,586	$11,383
Research and development	7,485	6,625
Sales and marketing	2,432	2,432
General and administrative	92	97

	$21,595	$20,537

INPHI CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands except share and per share amounts)

Based on the amount of intangible assets subject to amortization at March 31, 2021, the expected amortization expense for each of the next five fiscal years and thereafter is as follows:

2021 (remaining)	$59,125
2022	69,025
2023	41,637
2024	26,368
2025	5,433
Thereafter	8,797

$210,385

The weighted-average amortization periods remaining by intangible asset category were as follows (in years):

Developed technology	4.1
Customer relationship	2.8
Contract manufacturing rights	3.8
Trade name	0.7
Patents	6.9
Software	1.6

8. Leases

The Company has operating leases for office facilities. The leases have remaining lease terms of one year to ten years and some may include options to extend the lease for up to five years.

Information related to operating leases are as follows:

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Operating lease cost	$1,473	$2,151
Cash paid for leases	1,587	1,485
Right of use assets obtained in exchange for lease obligations	—	1,743

Weighted average remaining lease term and weighted average discount are as follows:

	March 31, 2021	December 31, 2020
Weighted average remaining lease term (years)	7.91	8.09
Weighted average discount rate	3.8%	3.8%

Future minimum lease payments under non-cancellable leases as of March 31, 2021 are as follows:

2021 (remaining)	$5,388
2022	7,117
2023	7,076
2024	6,751
2025	4,200
Thereafter	19,790

Total future minimum lease payments	50,322
Less: Imputed interest	7,289
Lease incentive recognized as offset to lease liability	1,020

Present value of lease obligations	$42,013

INPHI CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands except share and per share amounts)

9. Product Warranty Obligation

As of March 31, 2021 and December 31, 2020, the product warranty liability was $110. There was no change in product warranty liability during the three months ended March 31, 2021 and 2020.

10. Convertible Debt

The carrying amount of the Company’s long-term debt consists of the following:

	March 31, 2021	December 31, 2020
Principal	$528,966	$566,517
Less:
Unamortized debt discount	(86,840)	(93,187)
Unamortized debt issuance costs	(9,016)	(9,637)

Net carrying amount of convertible debt	433,110	463,693
Less current portion of convertible debt	22,325	58,004

Convertible debt, non-current portion	$410,785	$405,689

Convertible Notes 2015

In December 2015, the Company issued $230,000 of 1.125% convertible senior notes due 2020 (the “Convertible Notes 2015”). The Convertible Notes 2015 matured on December 1, 2020, unless earlier converted or repurchased. Interest on the Convertible Notes 2015 was payable on June 1 and December 1 of each year, beginning on June 1, 2016. The initial conversion rate was 24.8988 shares of common stock per $1 principal amount of Convertible Notes 2015, which represented an initial conversion price of approximately $40.16 per share.

Interest expense for the Convertible Notes 2015 for the three months ended March 31, 2020 was as follow:

Contractual interest expense	$643
Amortization of debt discount	3,036
Amortization of debt issuance costs	274

Total interest expense	$3,953

In connection with the issuance of the Convertible Notes 2015, the Company entered into capped call transactions (the “Capped Call 2015”) in private transactions. Under the Capped Call 2015, the Company purchased capped call options that in aggregate relate to 100% of the total number of shares of the Company’s common stock underlying the Convertible Notes 2015, with a strike price approximately equal to the conversion price of the Convertible Notes 2015 and with a cap price equal to $52.06 per share.

On December 1, 2020, the Convertible Notes 2015 matured and the Company settled the remaining balance after repurchases and conversions. In addition, the Capped Call 2015 matured on December 31, 2020.

Convertible Notes 2016

In September 2016, the Company issued $287,500 of 0.75% convertible senior notes due 2021 (the “Convertible Notes 2016”). The Convertible Notes 2016 will mature on September 1, 2021, unless earlier converted or repurchased. Interest on the Convertible Notes 2016 is payable on March 1 and September 1 of each year, beginning on March 1, 2017. The initial conversion rate is 17.7508 shares of common stock per $1 principal amount of the Convertible Notes 2016, which represents an initial conversion price of approximately $56.34 per share.

INPHI CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands except share and per share amounts)

Interest expense for the Convertible Notes 2016 are as follows:

	Three Months Ended March 31,
	2021	2020
Contractual interest expense	$174	$537
Amortization of debt discount	637	3,775
Amortization of debt issuance costs	52	306

Total interest expense	$863	$4,618

In connection with the issuance of the Convertible Notes 2016, the Company entered into capped call transactions (the “Capped Call 2016”) in private transactions. Under the Capped Call 2016, the Company purchased capped call options that in aggregate relate to 100% of the total number of shares of the Company’s common stock underlying the Convertible Notes 2016, with a strike price approximately equal to the conversion price of the Convertible Notes 2016 and with a cap price equal to approximately $73.03 per share. During the three months ended March 31, 2021, certain Capped Call 2016 were settled and the Company received $3,745 in cash.

Conversion of Convertible Notes 2016

The conversion condition for the Convertible Notes 2016 was met during the three months ended March 31, 2021. During the three months ended March 31, 2021, the Company converted $37,551 aggregate principal amount of the Convertible Notes 2016. The conversion was accounted for as a debt extinguishment. The Company paid a total of $17,757 cash (excluding payment for accrued interest) and issued a total of 554,829 shares of common stock. The total consideration was allocated to the liability and equity components of the Convertible Notes 2016. The total consideration allocated to the liability component was based on the fair value of the liability component using discount rates based on the Company’s estimated rate for a similar liability with the same maturity, but without the conversion option. The consideration allocated to the equity component was calculated by deducting the fair value of the liability component from the aggregate consideration. The loss on extinguishment was determined by comparing the allocated consideration with the carrying value of the liability component, which includes the proportionate amounts of unamortized debt discount and the remaining unamortized debt issuance costs.

The net carrying amount of the liability component of the Convertible Notes 2016 immediately prior to the conversion was as follows:

Principal	$37,551
Unamortized debt discount	(1,094)
Unamortized debt issuance costs	(89)

Total	$36,368

The loss on early extinguishment of the Convertible Notes 2016 is calculated as follows:

Consideration allocated to the liability component	$37,444
Net carrying value of debt	(36,368)

Loss on early extinguishment	$1,076

The consideration allocated to the equity component of $70,940 for the Convertible Notes 2016 was recorded as a reduction to additional paid-in capital in the Company’s condensed consolidated balance sheet. The total value of common stock issued in relation to the conversion was $90,628 for the Convertible Notes 2016.

During the three months ended March 31, 2021, the Company received conversion requests on the aggregate principal amount for the Convertible Notes 2016 of $6,626, which remain unsettled as of March 31, 2021. In addition, from April 1 to 20, 2021, the Company received conversion requests on the aggregate principal amount for the Convertible Notes 2016 of $670.

Convertible Notes 2020

In April 2020, the Company issued $506,000 of 0.75% convertible senior notes due 2025 (“Convertible Notes 2020” and, together with the Convertible Notes 2015 and Convertible Notes 2016, the “Convertible Notes”). The Convertible Notes 2020 will mature April 15, 2025, unless earlier converted or repurchased. Interest on the Convertible Notes 2020 is payable on April 15 and October 15 of each year, beginning on October 15, 2020. The initial conversion rate is 8.0059 shares of common stock per $1 principal amount of Convertible Notes 2020, which represents an initial conversion price of approximately $124.91 per share.

INPHI CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands except share and per share amounts)

Interest expense for the Convertible Notes 2020 for the three months ended March 31, 2021 are as follows:

Contractual interest expense	$938
Amortization of debt discount	4,616
Amortization of debt issuance costs	480

Total interest expense	$6,034

In connection with the issuance of the Convertible Notes 2020, the Company entered into capped call transactions (“Capped Call 2020”) in private transactions. Under the Capped Call 2020, the Company purchased capped call options that in aggregate relate to 100% of the total number of shares of the Company’s common stock underlying the Convertible Notes 2020, with a strike price approximately equal to the conversion price of the Convertible Notes 2020 and with a cap price equal to $188.54 per share.

11. Other Liabilities

Other current liabilities consist of the following:

	March 31, 2021	December 31, 2020
Software license intangible asset liabilities	$20,554	$28,234
Operating lease liabilities	4,375	4,322
Others	7,544	13,374

	$32,473	$45,930

Other long-term liabilities consist of the following:

	March 31, 2021	December 31, 2020
Income tax payable	$1,085	$1,078
Deferred tax liabilities	2,036	1,311
Software license intangible asset liabilities	9,767	13,885
Operating lease liabilities	37,638	38,942
Others	2,029	3,104

	$52,555	$58,320

12. Income Taxes

The Company normally determines its interim income tax provision using an estimated single annual effective tax rate for all tax jurisdictions. ASC 740 provides that when an entity operates in a jurisdiction that has generated ordinary losses on a year-to-date basis or on the basis of the results anticipated for the full fiscal year and no benefit can be recognized on those losses, a separate effective tax rate should be computed and applied to ordinary income (or loss) in that jurisdiction. The Company incurred pretax loss during the three months ended March 31, 2021 and 2020 from its U.S. operations and will not recognize a tax benefit of the losses due to the full valuation allowance established against deferred tax assets. Thus, a separate effective tax rate was applied to losses from the U.S. jurisdiction to compute the Company’s March 31, 2021 and 2020 interim tax provision.

The Company recorded an income tax provision of $1,295 and $45 in three months ended March 31, 2021 and 2020 , respectively. The effective tax rates were (25.1%) and (0.2%) in the three months ended March 31, 2021 and 2020 , respectively. The difference between the effective tax rates and the 21% federal statutory rate was primarily due to change in valuation allowance, foreign income taxes provided at lower rates, geographic mix in expected operating results, unrecognized tax benefits, recognition of federal and state research and development credits, windfall tax benefits from stock-based compensation and global intangible low-taxed income (“GILTI”) inclusion.

INPHI CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands except share and per share amounts)

During the three months ended March 31, 2021, the gross amount of the Company’s unrecognized tax benefits increased approximately $1,273 for tax positions taken during the current year. Substantially all of the unrecognized tax benefits as of March 31, 2021, if recognized, would affect the Company’s effective tax rate.

The Company does not provide for U.S. income taxes on undistributed earnings of its controlled foreign corporations as the Company intends to reinvest these earnings indefinitely outside the U.S.

13. Earnings Per Share

The following securities were not included in the computation of diluted earnings per share as inclusion would have been anti-dilutive:

	Three Months Ended March 31,
	2021	2020
Common stock options	85,574	856,865
Unvested restricted stock units and market value stock units	2,582,379	2,921,835
Convertible debt	4,846,322	10,830,038

	7,514,275	14,608,738

14. Stock–Based Compensation

In June 2010, the Company’s Board of Directors (the “Board”) adopted the Company’s 2010 Stock Incentive Plan, which was amended and restated in July 2017 (the “2010 Plan”). The 2010 Plan provides for the grants of restricted stock, stock appreciation rights and stock unit awards to employees, non-employee directors, advisors and consultants. The compensation committee of the Board administers the 2010 Plan, including the determination of the recipient of an award, the number of shares subject to each award, whether an option is to be classified as an incentive stock option or nonstatutory option, and the terms and conditions of each award, including the exercise and purchase prices and the vesting or duration of the award. Options granted under the 2010 Plan are exercisable only upon vesting. At March 31, 2021, 4,612,339 shares of common stock have been reserved for future grants under the 2010 Plan.

Stock Option Awards

The Company did not grant any stock options during the three months ended March 31, 2021 and 2020.

The following table summarizes information regarding options outstanding:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2020	92,431	$12.89	1.08	$13,641
Exercised	(22,515)	$15.74

Outstanding at March 31, 2021	69,916	$11.98	0.97	$11,636

Vested and Exercisable at March 31, 2021	69,916	$11.98	0.97	$11,636

The intrinsic value of options outstanding, exercisable and vested and expected to vest is calculated based on the difference between the exercise price and the fair value of the Company’s common stock as of the respective balance sheet dates.

The total intrinsic value of options exercised during the three months ended March 31, 2021 and 2020 was $3,393 and $6,834, respectively. The intrinsic value of exercised options is calculated based on the difference between the exercise price and the fair value of the Company’s common stock as of the exercise date.

INPHI CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands except share and per share amounts)

Restricted Stock Units

The Company granted restricted stock units (“RSUs”) to members of the Board and its employees. Most of the Company’s outstanding RSUs vest over four years with vesting contingent upon continuous service, and RSUs granted to non-employee directors after the initial grant vest on the first anniversary of the date of grant or immediately prior to the Company’s next annual meeting of stockholders, if earlier. The Company estimates the fair value of RSUs using the market price of the common stock on the date of the grant. The fair value of these awards is amortized on a straight-line basis over the vesting period.

The following table summarizes information regarding outstanding RSUs:

	Number of Shares	Weighted Average Grant Date Fair Value Per Share
Outstanding at December 31, 2020	3,296,251	$59.90
Granted	702,926	$166.34
Vested	(299,912)	$92.53
Canceled	(21,611)	$75.08

Outstanding at March 31, 2021	3,677,654	$77.49

Expected to vest at March 31, 2021	3,645,711

The RSUs include performance-based stock units subject to achievement of a pre-established revenue goal and earnings per share on a non-GAAP basis. Once the goals are met, the performance-based stock units are subject to four years of vesting from the original grant date, contingent upon continuous service. As of March 31, 2021, the total performance-based units outstanding was 34,224.

Market Value Stock Units

In January 2018, the compensation committee of the Board approved long-term market value stock unit (“MVSU”) awards to certain executive officers and employees, subject to certain market and service conditions in the maximum total amount of 702,000 units. Recipients may earn between 0% to 225% of the target number of shares based on the Company’s achievement of total shareholder return (“TSR”) in comparison to the TSR of companies in the S&P 500 Index over a period of approximately three years in length ending in the first calendar quarter of 2021 after reporting of fiscal year 2020 results. If the Company’s absolute TSR is negative for the performance period, then the maximum number of shares that may be earned is the target number of shares. The fair value of the MVSU awards was estimated using a Monte Carlo simulation model and compensation is being recognized ratably over the service period. The expected volatility of the Company’s common stock was estimated based on the historical average volatility rate over the three-year period. The dividend yield assumption was based on historical and anticipated dividend payouts. The risk-free interest rate assumption was based on observed interest rates consistent with three-year measurement period. During the three months ended March 31, 2021, the Company issued 326,500 shares of common stock upon completion of the performance period.

Employee Stock Purchase Plan

In December 2011, the Board adopted the Company’s Employee Stock Purchase Plan, which was amended and restated in April 2015, and further amended and restated in April 2018 (the “ESPP”). Participants purchase the Company’s stock using payroll deductions, which may not exceed 15% of their total cash compensation. Pursuant to the terms of the ESPP, the “look-back” period for the stock purchase price is six months. Offering and purchase periods will begin on February 10 and August 10 of each year. Participants will be granted the right to purchase common stock at a price per share that is 85% of the lesser of the fair market value of the Company’s common stock at the beginning or the end of each six-month period.

The ESPP imposes certain limitations upon an employee’s right to acquire common stock, including the following: (i) no employee shall be granted a right to participate if such employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company immediately after the election to purchase common stock, and (ii) no employee may be granted rights to purchase more than $25 of fair value of common stock in each calendar year. The maximum aggregate number of shares of common stock available for purchase under the ESPP is 2,750,000 shares. Total common stock issued under the ESPP during the three months ended March 31, 2021 and 2020 was 52,934 and 74,896, respectively. The ESPP offering ended in February 2021.

The fair value of the ESPP purchases is estimated at the start of the offering period using the Black-Scholes option pricing model with the following assumptions for the three months ended March 31, 2020:

INPHI CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands except share and per share amounts)

Risk-free interest rate	1.51%
Expected life (in years)	0.49
Dividend yield	—
Expected volatility	39%
Estimated fair value	$21.71

Stock-Based Compensation Expense

Stock-based compensation expense is included in the Company’s condensed consolidated statements of operations as follows:

	Three Months Ended March 31,
	2021	2020
Cost of goods sold	$1,582	$1,911
Research and development	17,702	13,079
Sales and marketing	5,980	5,201
General and administrative	4,871	3,838

	$30,135	$24,029

Total unrecognized compensation cost related to unvested restricted stock units at March 31, 2021, prior to the consideration of expected forfeitures, is approximately $247,215 and is expected to be recognized over a weighted-average period of 2.48 years.

15. Fair Value Measurements

The guidance on fair value measurements requires fair value measurements to be classified and disclosed in one of the following three categories:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability; or

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

The Company measures its investments in marketable securities at fair value using the market approach, which uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. The Company has cash equivalents which consist of money market funds valued using the amortized cost method which approximates fair value.

The Convertible Notes are carried on the condensed consolidated balance sheets at their original issuance value including accreted interest, net of unamortized debt discount and issuance cost. The Convertible Notes are not marked to fair value at the end of each reporting period. As of March 31, 2021 and December 31, 2020, the fair value of the Convertible Notes was determined on the basis of market prices observable for similar instruments and is considered Level 2 in the fair value hierarchy. The fair value of the outstanding Convertible Notes as of March 31, 2021 and December 31, 2020 was $842,167 and $890,181, respectively.

The following table presents information about assets and liabilities required to be carried at fair value on a recurring basis:

March 31, 2021	Total	Level 1	Level 2
Assets
Cash equivalents:
Money market funds	$24,981	$24,981	$—
Investment in marketable debt securities:
Municipal bonds	2,945	—	2,945
Corporate notes/bonds	14,651	—	14,651

	$42,577	$24,981	$17,596

INPHI CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands except share and per share amounts)

December 31, 2020	Total	Level 1	Level 2
Assets
Cash equivalents:
Money market funds	$21,044	$20,408	$636
Commercial paper	18,297	—	18,297
Investments in marketable securities:
Municipal bonds	18,940	—	18,940
Corporate notes/bonds	39,546	—	39,546
Asset-backed securities	2,504	—	2,504
Commercial paper	2,399	—	2,399

	$102,730	$20,408	$82,322

As discussed in note 4, the Company has a marketable equity investment. The marketable equity investment is classified as Level 1 in the fair value hierarchy. As discussed in note 4, the Company has non-marketable equity investments, which are classified within Level 3 in the fair value hierarchy because the Company estimates the value based on valuation methods using the observable transaction price at the most recent transaction date.

16. Segment and Geographic Information

The Company operates in one reportable segment. The Company’s Chief Executive Officer, who is considered to be the chief operating decision maker, manages the Company’s operations as a whole and reviews consolidated financial information for purposes of evaluating financial performance and allocating resources. Revenue by region is classified based on the locations to which the products are shipped, which may differ from the customer’s principal offices.

The following table sets forth the Company’s revenue by geographic region:

	Three Months Ended March 31,
	2021	2020
China	$109,246	$67,841
United States	24,358	41,604
Thailand	17,519	13,930
Other	26,294	16,055

	$177,417	$139,430

As of March 31, 2021, $72,483 of long-lived tangible assets are located outside the United States, of which $59,490 are located in Taiwan. As of December 31, 2020, $72,364 of long-lived tangible assets are located outside the United States, of which $59,931 are located in Taiwan.

INPHI CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands except share and per share amounts)

17. Commitments and Contingencies

Noncancelable Purchase Obligations

The Company has noncancelable service agreements, including software licenses, colocation and cloud services used in research and development activities expiring in various years through 2025. As of March 31, 2021, future minimum payments under the noncancelable agreements are as follows:

2021 (remaining)	$834
2022	312
2023	47
2024	46
2025	37

Total	$1,276

The Company depends upon third-party subcontractors to manufacture its wafers. The Company’s subcontractor relationships typically allow for the cancellation of outstanding purchase orders, but require payment of all expenses incurred through the date of cancellation. As of March 31, 2021, the total value of open purchase orders for wafers was approximately $51,452.

Legal Proceedings

Netlist, Inc. v. Inphi Corporation, Case No. 09-cv-6900 (C.D. Cal.)

On September 22, 2009, Netlist filed suit in the United States District Court, Central District of California (the “Court”), asserting that the Company infringes U.S. Patent No. 7,532,537. Netlist filed an amended complaint on December 22, 2009, further asserting that the Company infringes U.S. Patent Nos. 7,619,912 and 7,636,274, collectively with U.S. Patent No. 7,532,537, the patents-in-suit, and seeking both unspecified monetary damages to be determined and an injunction to prevent further infringement. These infringement claims allege that the iMB™ and certain other memory module components infringe the patents in-suit. The Company answered the amended complaint on February 11, 2010 and asserted that the Company does not infringe the patents-in-suit and that the patents-in-suit are invalid. In 2010, the Company filed inter partes requests for reexamination with the United States Patent and Trademark Office (the “USPTO”), asserting that the patents-in-suit are invalid. As a result of the proceedings at the USPTO, the Court has stayed the litigation, with the parties advising the Court on status every 120 days.

As to the proceeding at the USPTO, reexamination has been ordered and concluded for all of the patents that Netlist alleged to infringe. The Reexamination Certificate for U.S. Patent No. 7,532,537 was issued on August 2, 2016 based on amended claims being determined patentable. The Reexamination Certificate for U.S. Patent No. 7,636,274 was issued on November 5, 2018, indicating that all claims, 1 through 97, were cancelled. The Reexamination Certificate for U.S. Patent No. 7,619,912 was issued on February 8, 2021, with certain claims being cancelled, other amended claims being determined patentable, and further claims dependent on the amended claim being determined patentable

While the Company intends to defend the lawsuit vigorously to the extent that Netlist has valid claims remaining in view of the USPTO proceedings, the litigation, whether or not determined in the Company’s favor or settled, could be costly and time-consuming and could divert management’s attention and resources, which could adversely affect the Company’s business.

Due to the nature of the litigation, the Company is currently unable to predict the final outcome of this lawsuit and therefore cannot determine the likelihood of loss nor estimate a range of possible loss. However, because of the nature and inherent uncertainties of litigation, should the outcome of these actions be unfavorable, the Company’s business, financial condition, results of operations or cash flows could be materially and adversely affected.

Claims Against eSilicon Corporation

In connection with the Company’s acquisition of eSilicon, eSilicon and the Company have received written communications from certain former stockholders of eSilicon demanding to inspect eSilicon’s books and records and indicating that such stockholders will be seeking appraisal of shares they held in eSilicon. Certain of these former eSilicon stockholders also have stated that they may assert claims against eSilicon’s directors and senior officers for alleged breaches of fiduciary duty and other violations in connection with the merger between eSilicon and a subsidiary of the Company.

INPHI CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands except share and per share amounts)

On May 11, 2020, three purported former stockholders of eSilicon initiated an action in the Delaware Court of Chancery captioned Tran v. eSilicon Corporation, C.A. No. 2020-0356-PAF, seeking appraisal of certain eSilicon shares. On June 4, 2020, eSilicon answered the petition and filed the verified list required by DGCL § 262(f). On December 31, 2020, after eSilicon finalized settlement agreements for immaterial amount with these petitioners and certain other stockholders who also purported to demand appraisal for shares of eSilicon common stock, the Court of Chancery dismissed the Tran action with prejudice pursuant to the stipulation of the parties.

On December 23, 2020, seven purported former stockholders of eSilicon initiated an action in the Delaware Court of Chancery captioned Kupec v. eSilicon Corporation, C.A. No. 2020-1099-PAF, seeking appraisal of certain eSilicon shares. On January 19, 2021, eSilicon answered the petition and filed the verified list required by DGCL § 262(f). Discovery in this action is ongoing and no trial date has been set.

The Company is unaware of any other petition for appraisal or lawsuit that has been filed by any former eSilicon stockholder. The Company plans to vigorously defend against lawsuits arising out of or relating to the merger agreement and/or the merger that may be filed in the future. Amounts payable as a result of these claims are recoverable from the escrow set up as part of the eSilicon acquisition.

From time to time, the Company is involved in certain other litigation matters but does not consider these matters to be material either individually or in the aggregate. The Company’s view of these matters may change in the future as the litigation and events related thereto unfold.

Indemnifications

In the ordinary course of business, the Company may provide indemnifications of varying scope and terms to customers, vendors, lessors, investors, directors, officers, employees and other parties with respect to certain matters, including, but not limited to, losses arising out of the Company’s breach of such agreements, services to be provided by the Company, or from intellectual property infringement claims made by third-parties. These indemnifications may survive termination of the underlying agreement and the maximum potential amount of future payments the Company could be required to make under these indemnification provisions may not be subject to maximum loss clauses. The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnifications. Accordingly, the Company has no liabilities recorded for these agreements as of March 31, 2021 and December 31, 2020.

18. Merger with Marvell Technology

The Company has evaluated subsequent events through May 19, 2021, the date on which the condensed consolidated financial statements were available to be issued and has determined the following subsequent event is reportable other than those disclosed elsewhere in the condensed consolidated financial statements.

On October 29, 2020, the Company entered into an Agreement and Plan of Merger and Reorganization with Marvell Technology Group Ltd., a Bermuda exempted company (“Marvell”), Maui HoldCo, Inc., a Delaware corporation and a wholly-owned subsidiary of Marvell (“HoldCo”), Maui Acquisition Company Ltd, a Bermuda exempted company and a wholly-owned subsidiary of HoldCo (“Bermuda Merger Sub”), and Indigo Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of HoldCo (“Delaware Merger Sub”), pursuant to which, subject to the terms and conditions of the Merger Agreement, Bermuda Merger Sub will merge with and into Marvell, with Marvell surviving the merger as a wholly-owned subsidiary of HoldCo (the “Bermuda Merger”), followed immediately by the merger of Delaware Merger Sub with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of HoldCo (the “Delaware Merger” and, together with the Bermuda Merger, the “Mergers”). The Mergers will result in a combined company domiciled in the United States, with Marvell shareholders owning approximately 83% of the combined company, and the Company’s stockholders owning approximately 17% of the combined company. The Mergers closed on April 20, 2021.